Exhibit 5.01

HORACE L. NASH	January 13, 2015	EMAIL HNASH@FENWICK.COM Direct Dial (650) 335-7934

Diamond Foods, Inc.

600 Montgomery Street, 13th Floor

San Francisco, California 94111

Gentlemen/Ladies:

At your request, we have examined the Registration Statement on Form S-8 (“Registration Statement”) to be filed by Diamond Foods, Inc., a Delaware corporation (“Company”), with the Securities and Exchange Commission (“Commission”) on or about January 13, 2015 in connection with the registration of shares of Company’s Common Stock, $0.001 par value per share (“Common Stock”) consisting of up to (i) 1,000,000 shares of Common Stock, which may be issued pursuant to awards granted under the Company’s 2015 Equity Incentive Plan (“2015 Incentive Plan”) and (ii) 2,334,464 shares of Common Stock currently underlying awards granted under the Company’s 2005 Equity Incentive Plan (“2005 Incentive Plan”).

In rendering this opinion, we have examined such matters of fact as we have deemed necessary in order to render the opinion set forth herein, which included examination of the following:

(1)	the Company’s First Amended and Restated Certificate of Incorporation, filed with the Delaware Secretary of State on July 20, 2005 (“Certificate”) and certified by the Delaware Secretary of State on July 20, 2005, as filed by the Company with the Commission as an exhibit to the registration statement on Form S-1 filed by the Company with the Commission on March 25, 2005;

(2)	the Company’s Amended and Restated Bylaws (“Bylaws”) certified to us by the Company as being the currently effective Bylaws of the Company, as filed by the Company with the Commission as an exhibit to the current report on Form 8-K filed by the Company with the Commission on October 29, 2014;

January 13, 2015

(3)	the Certificate of Elimination of Series A Junior Participating Preferred Stock of the Company, filed by the Company with the Commission as an exhibit to Form 8-K on October 29, 2014;

(4)	the Registration Statement, together with the exhibits filed as a part thereof or incorporated therein by reference;

(5)	the prospectus prepared in connection with the Registration Statement (“Prospectus”);

(6)	certain minutes of meetings and actions by written consent of the Company’s Board of Directors and stockholders you have provided to us related to the subject matter of the opinions provided in this letter, including without limitation the adoption and approval of the Certificate, the Bylaws, the 2015 Incentive Plan and the Registration Statement;

(7)	a statement from the Company as of January 13, 2015 (“Statement Date”) as to the maximum number of (a) issued and outstanding options, restricted stock units, performance stock units warrants and rights to purchase capital stock of the Company as of the Statement Date, and (b) any additional shares of capital stock reserved for future issuance in connection with the Company’s stock option and stock purchase plans and all other plans or agreements as of the Statement Date (“Capitalization Statement”);

(8)	a statement from Computershare Trust Company, N.A., the Company’s transfer agent dated January 13, 2015 as to the number of issued and outstanding shares of Common Stock and Preferred Stock as of the close of business on January 12, 2015;

(9)	a Certificate of Good Standing issued with respect to the Company by the office of the Secretary of State of the State of Delaware, on January 13, 2015 (“Delaware Good Standing Certificate”);

(10)	a Certificate of Status issued with respect to the Company by the office of the Secretary of State of the State of California on January 13, 2015;

(11)	a Certificate of Good Standing from the California Franchise Tax Board, dated January 13, 2015 stating that the Company is in good standing with that agency (together with the Delaware Good Standing Certificate and certificate of status described in items 10 and 11 above, the “Certificates of Good Standing”); and

(12)	an Opinion Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual representations (“Opinion Certificate”).

January 13, 2015

In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity and completeness of all documents submitted to us as originals, the conformity to originals and completeness of all documents submitted to us as copies, the legal capacity of all persons or entities executing the same, the lack of any undisclosed termination, modification, waiver or amendment to any document reviewed by us and the due authorization, execution and delivery of all documents where due authorization, execution and delivery are prerequisites to the effectiveness thereof. We have also assumed that the certificates or instruments representing the Common Stock issuable under the Registration Statement have been, or will be when issued, properly signed by authorized officers of the Company or their agents.

As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from the documents referred to above and the representations and warranties made by representatives of the Company to us, including but not limited to those set forth in the Capitalization Statement and the Opinion Certificate. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters.

We render this opinion only with respect to, and express no opinion herein concerning the application or effect of the laws of any jurisdiction other than, the existing laws of the United States of America, of the State of California and of the Delaware General Corporation Law.

With respect to our opinion expressed in paragraph (1) below as to the valid existence and good standing of the Company under the laws of the State of Delaware, we have relied solely upon the Delaware Good Standing Certificate and representations made to us by the Company in the Opinion Certificate.

In accordance with Section 95 of the American Law Institute’s Restatement (Third) of the Law Governing Lawyers (2000), this opinion letter is to be interpreted in accordance with customary practices of lawyers rendering opinions in connection with the filing of a registration statement of the type described herein.

Based upon the foregoing, it is our opinion that:

(1) The Company is a corporation validly existing, in good standing, under the laws of the State of Delaware; and

(2) The up to 3,334,464 shares of Stock that may be issued and sold by the Company pursuant to awards of options, restricted stock, stock appreciation rights or restricted stock units granted under the 2015 Incentive Plan, when issued, sold and delivered in accordance with the 2015 Incentive Plan and purchase agreements to be entered into thereunder and in the manner and for the consideration stated in the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable.

January 13, 2015

We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us, if any, in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

This opinion is intended solely for use in connection with issuance and sale of shares of Common Stock subject to the Registration Statement and is not to be relied upon for any other purpose. This opinion is rendered as of the date first written above and based solely on our understanding of facts in existence as of such date after the aforementioned examination. We assume no obligation to advise you of any fact, circumstance, event or change in the law or the facts that may hereafter be brought to our attention whether or not such occurrence would affect or modify any of the opinions expressed herein.

Very truly yours, FENWICK & WEST LLP

By:	/s/ Fenwick and West LLP